SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only

☒	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

LEXINGTON REALTY TRUST

 (Name of Registrant as Specified In Its Organizational Documents)

 (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

LEXINGTON REALTY TRUST

One Penn Plaza, Suite 4015

New York, New York 10119-4015

(212) 692-7200
____________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 18, 2010

To the Shareholders of
Lexington Realty Trust:

The 2010 Annual Meeting of Shareholders of Lexington Realty Trust will be held at the New York offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022 on Tuesday, May 18, 2010, at 10:00 a.m., Eastern time, for the following purposes:

(1)	to elect seven trustees to serve until the 2011 Annual Meeting of Shareholders or their earlier removal or resignation and until their respective successors, if any, are elected and qualified;

(2)	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

(3)	to transact such other business as may properly come before the 2010 Annual Meeting of Shareholders or any adjournment or postponement thereof.

Only holders of record at the close of business on March 24, 2010 are entitled to notice of and to vote at the 2010 Annual Meeting of Shareholders or any adjournment or postponement thereof.

By Order of the Board of Trustees,

/s/ Paul R. Wood

PAUL R. WOOD
Vice President, Chief Accounting Officer and Secretary

New York, New York
April 7, 2010

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE 2010 ANNUAL MEETING.  The proxy may be revoked by you at any time by written notice to the Company prior to its exercise.  Giving your proxy will not affect your right to vote in person if you attend the meeting and affirmatively indicate your intention to vote at such meeting.

LEXINGTON REALTY TRUST
One Penn Plaza, Suite 4015
New York, New York 10119-4015
(212) 692-7200

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 18, 2010

QUESTIONS AND ANSWERS

Why did I receive this proxy?

The Board of Trustees of Lexington Realty Trust is soliciting proxies to be voted at the 2010 Annual Meeting of Shareholders, which we refer to herein as the Annual Meeting.  The Annual Meeting will be held Tuesday, May 18, 2010, at 10:00 a.m. Eastern time at the New York offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022.  This proxy statement summarizes the information you need to know to vote by proxy or in person at the Annual Meeting.  You do not need to attend our Annual Meeting in person in order to vote.

All references to the “Company,” “we,” “our” and “us” in this proxy statement mean Lexington Realty Trust.  All references to “Shareholder” and “you” refer to a holder of the beneficial interests, par value $0.0001 per share, of the Company, classified as common stock, which we refer to as common shares or shares, as of the close of business on Wednesday, March 24, 2010, which we refer to as the Record Date.

Why did I receive a Notice of Internet Availability of Proxy Materials?

Pursuant to certain rules adopted by the Securities and Exchange Commission, which we refer to as the SEC, we are making this proxy statement, the enclosed proxy card, and our Annual Report on Form 10-K for the year ended December 31, 2009, which we refer to as the Annual Report, available to our shareholders electronically via the Internet. Accordingly, Shareholders received a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, which was or will be sent to shareholders on or about April 7, 2010 containing instructions on how to access this proxy statement and the Annual Report via the Internet and how to vote online. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy in the manner described in the Notice. All shareholders will be able to access the proxy materials on a web site referred to in the Notice and this proxy statement and will be able to request to receive a printed set of the proxy materials by mail or electronically, in either case, free of charge. If you would like to receive a printed or electronic copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. By participating in the e-proxy process, we will save money on the cost of printing and mailing documents to you and reduce the impact of the Annual Meeting on the environment.

Who is entitled to vote?

All Shareholders as of the close of business on the Record Date are entitled to vote at the Annual Meeting. There was no other class of voting securities outstanding at the Record Date other than common shares.

What is the quorum for the Annual Meeting?

In order for any business to be conducted, the holders of a majority of the votes entitled to be cast at the Annual Meeting must be present, either in person or represented by proxy.  For the purpose of determining the presence of a quorum, abstentions and broker votes will be counted as present.  Broker votes occur when a broker or nominee who has not received voting instructions from the beneficial owner on a "routine" matter (as defined by the New York Stock Exchange, which we refer to as the NYSE) casts a discretionary vote.  In contrast, broker non-votes will not be counted towards a quorum.  Broker non-votes occur when a broker or nominee has not received voting instructions from the beneficial owner on a "non-routine" matter, as defined by the NYSE and, therefore, is not permitted under NYSE rules to cast a discretionary vote.  As of the Record Date, 121,996,422 common shares were issued and outstanding representing an equal number of votes entitled to be cast.

How many votes do I have?

Each common share outstanding on the Record Date is entitled to one vote on each item submitted for consideration.  If a Shareholder is a participant in our Direct Share Purchase Plan with BNY Mellon Shareowner Services, the proxy card enclosed herewith represents shares in the participant’s account, as well as shares held of record in the participant’s name as part of such plan.

How do I vote my shares that are held of record by me?

By Mail:	Vote, sign, date your proxy card and mail it in the postage-paid envelope.

In Person:	Vote at the Annual Meeting.

By Telephone:	Call toll-free 1-866-540-5760 and follow the instructions. You will be prompted for certain information that can be found on your proxy card.

Via Internet:	Log on to www.proxyvoting.com/lxp and follow the on-screen instructions. You will be prompted for certain information that can be found on your proxy card.

How do I vote my shares that are held by my broker?

If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you.  Most brokers offer voting by mail, telephone and on the Internet.

What am I voting on?

You will be voting on the following proposals:

(1)	to elect seven trustees to serve until the 2011 Annual Meeting or their earlier resignation or removal and until their respective successors, if any, are elected and qualified;

(2)	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

(3)	to transact such other business as may properly come before the 2010 Annual Meeting or any adjournment or postponement thereof.

Will there be any other items of business on the agenda?

The Board of Trustees is not presently aware of any other items of business to be presented for a vote at the Annual Meeting other than the proposals noted above.  Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to Joseph S. Bonventre and Paul R. Wood with respect to any other matters that might be brought before the meeting.

How many votes are required to act on the proposals?

Assuming a quorum is present at the Annual Meeting, (i) the affirmative vote of the holders of a majority of the common shares cast at the Annual Meeting will be sufficient to elect each candidate for election as a trustee, and (ii) the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting will be sufficient to ratify the appointment of KPMG LLP as our independent registered public accounting firm. If you abstain or withhold votes or your shares are treated as broker non-votes, your abstention, withheld vote or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on the election of trustees or the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

What happens if I authorize my proxy without voting on all proposals?

When you return a properly executed proxy card or authorize your proxy telephonically or by the Internet, we will vote the shares that the proxy card or authorization represents in accordance with your directions. If you return the signed proxy card with no direction on a proposal, we will vote your proxy in favor of (FOR) Proposals No. 1, No. 2 and/or No. 3, as the case may be.

What if I want to change my vote after I return my proxy?

You may revoke your proxy at any time before its exercise by:

(i)	delivering written notice of revocation to our Secretary, Paul R. Wood, at c/o Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, New York 10119-4015;

(ii)	submitting to us a duly executed proxy card bearing a later date;

(iii)	authorizing a proxy via the Internet or by telephone at a later date; or

(iv)	appearing at the Annual Meeting and voting in person;

provided, however, that no such revocation under clause (i) or (ii) shall be effective until written notice of revocation or a later dated proxy card is received by Paul R. Wood, our Secretary, at or before the Annual Meeting, and no such revocation under clause (iii) shall be effective unless received on or before 11:59 p.m., Eastern time, on May 17, 2010.

Attendance at our Annual Meeting will not constitute a revocation of a proxy unless you affirmatively indicate at our Annual Meeting that you intend to vote your shares in person by completing and delivering a written ballot.

Will anyone contact me regarding this vote?

It is contemplated that brokerage houses will forward the proxy materials to Shareholders at our request.  In addition to the solicitation of proxies by use of the mails, our trustees, officers and regular employees may solicit proxies by telephone, facsimile, e-mail, or personal interviews without additional compensation. We have not retained an outside proxy solicitation firm in connection with the Annual Meeting.  However, we reserve the right to engage proxy solicitors and pay compensation to them for the solicitation of proxies.

Who has paid for this proxy solicitation?

We will bear the cost of preparing, printing, assembling and mailing the proxy card, proxy statement and other materials that may be sent to Shareholders in connection with this solicitation.  We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons.

How do I submit a proposal for the 2011 Annual Meeting of Shareholders?

In order to be eligible for inclusion in our proxy materials for the 2011 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at our principal executive office located at One Penn Plaza, Suite 4015, New York, New York 10119-4015, Attention: Paul R. Wood, Secretary, no later than December 8, 2010. Any such proposals shall be subject to the terms of our bylaws and the requirements of the proxy rules adopted by the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

Our Board of Trustees will review any shareholder proposals that are timely submitted and will determine whether such proposals meet the criteria for inclusion in the proxy solicitation materials or for consideration at the 2011 Annual Meeting of Shareholders. In addition, the persons named in the proxies retain the discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before 60 days prior to the 2011 Annual Meeting of Shareholders, and also retain such authority under certain other circumstances.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent and/or with brokers.  Please complete and return all proxy cards to ensure that all your shares are voted.

Can I find additional information on the Company’s web site?

Yes. Our web site is located at www.lxp.com.  Although the information contained on our web site is not part of this proxy statement, you can view additional information on the web site, such as our code of business conduct and ethics, corporate governance guidelines, charters of board committees and reports that we file and furnish with the SEC.  Copies of our code of business conduct and ethics, corporate governance guidelines and charters of board committees also may be obtained by written request addressed to Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, New York 10119-4015, Attention: Investor Relations.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 18, 2010 – This proxy statement and the Annual Report to Shareholders are available at http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=103128&GKP=202728.

We have elected to provide access to our proxy materials to our shareholders on the Internet. Accordingly, a notice of Internet availability of proxy materials was mailed on or about April 7, 2010 to our shareholders of record as of March 24, 2010. If you have not received a copy of the notice of Internet availability of proxy materials or you wish to receive a hard copy of the proxy materials and you are a record holder of our common shares, please contact our transfer agent, BNY Mellon Shareowner Services (1) by telephone at 1-888-313-0164 (outside of the U.S. and Canada call 201-680-6688), (2) by e-mail to shrrelations@bnymellon.com, or (3) over the internet at http://bnymellon.mobular.net/bnymellon/lxp. If you are not a record holder of our common shares, please contact your broker.

SHARE OWNERSHIP OF PRINCIPAL SECURITY HOLDERS, TRUSTEES
AND EXECUTIVE OFFICERS

The following table indicates, as of March 24, 2010, (a) the number of common shares beneficially owned by each person known by us to own in excess of five percent of the outstanding common shares, and (b) the percentage such shares represent of the total outstanding common shares.  All shares were owned directly on such date with sole voting and investment power unless otherwise indicated, calculated as set forth in footnote 1 to the table.

Name of Beneficial Owner	Beneficial Ownership of Common Shares (1)	Percentage of Class
Vornado Realty Trust (2)	18,468,969	15.1%
Cohen & Steers, Inc. (3)	10,940,030	9.0%
BlackRock, Inc. (4)	10,649,847	8.7%
The Vanguard Group, Inc. (5)	8,593,825	7.0%
____________________

(1)         For purposes of this table, a person is deemed to beneficially own any shares as of a given date which such person owns or has the right to acquire within 60 days after such date.

(2)         Based on information provided by Vornado Realty Trust, which we refer to as Vornado.  Vornado’s wholly-owned subsidiaries, Vornado Realty L.P., Vornado Newkirk LLC, VNK L.L.C. and Vornado LXP LLC, own 7,009,900, 1,359,684, 950,437 and 9,148,948 common shares, respectively.  Vornado is located at 888 Seventh Avenue, New York, New York 10019 and Vornado Realty L.P. is located at 210 Route 4 East, Paramus, New Jersey 07652.

(3)         Based on information contained in a Schedule 13G filed with the SEC on February 12, 2010.  According to such Schedule 13G, Cohen & Steers, Inc., Cohen & Steers Capital Management, Inc. and Cohen & Steers Europe S.A. collectively have sole dispositive power over 10,940,030 common shares, including 9,913,621 common shares over which they have sole voting power.  The address of Cohen & Steers, Inc. is 280 Park Avenue, 10th Floor, New York, NY 10017, and the address of Cohen & Steers Europe S.A. is Chausee de la Hulpe 116, 1170 Brussels, Belgium.

(4)         Based on information contained in a Schedule 13G filed with the SEC on January 29, 2010. According to such Schedule 13G, BlackRock, Inc., together with BlackRock Asset Management Japan Limited, BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC and BlackRock International Ltd, collectively have sole dispositive and sole voting power over 10,649,847 common shares. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(5)         Based on information contained in a Schedule 13G/A filed with the SEC on February 5, 2010.  According to such Schedule 13G/A, The Vanguard Group, Inc. has sole dispositive power of 8,458,822 common shares, and sole voting power and shared dispositive power of 135,003 common shares held by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc.  The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

The following table indicates, as of March 24, 2010, (a) the number of common shares beneficially owned by each trustee and each executive officer, and by all trustees and executive officers as a group, and (b) the percentage such shares represent of the total outstanding common shares.  All shares were owned directly on such date with sole voting and investment power unless otherwise indicated, calculated as set forth in footnotes 1 and 2 to the table.  The address for each trustee and executive officer listed below is c/o Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, NY 10119-4015.

Name of Beneficial Owner	Beneficial Ownership of Common Shares (1)		Percentage of Class (2)
E. Robert Roskind	2,479,207	(3)	2.0%
Richard J. Rouse	582,567	(4)	*
T. Wilson Eglin	556,887	(5)	*
Patrick Carroll	357,488	(6)	*
Paul R. Wood	36,245	(7)	*
Joseph S. Bonventre	58,839	(8)	*
Clifford Broser	36,334		*
Geoffrey Dohrmann	61,815		*
Carl D. Glickman	267,850		*
James Grosfeld	54,678		*
Harold First	35,863		*
Richard S. Frary	48,034		*
Kevin W. Lynch	78,590		*
All trustees and executive officers as a group (13 persons)	4,654,397		3.8%
_________________

*           Represents beneficial ownership of less than 1.0%

(1)         For purposes of this table, a person is deemed to beneficially own any shares as of a given date which such person owns or has the right to acquire within 60 days after such date.

(2)         For purposes of computing the percentage of outstanding shares held by each beneficial owner named above on a given date, any security (including, without limitation, limited partnership units redeemable into common shares) owned by such person or persons is included in the total number of outstanding common shares but is not included in the total number of outstanding common shares for the purpose of computing the percentage ownership of any other beneficial owner (with the exception of determining the percentage owned by all trustees and executive officers as a group).

(3)         Includes (i) 1,519,154 limited partnership units held directly by Mr. Roskind or indirectly by Mr. Roskind through his wife and entities controlled by Mr. Roskind (which Mr. Roskind disclaims beneficial ownership of except to the extent of his pecuniary interest), in Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P. and Net 3 Acquisition L.P., each of which is one of our operating partnership subsidiaries, which are currently exchangeable for 1,710,567 common shares, (ii) 420,804 common shares held directly by Mr. Roskind, (iii) 108,967 common shares held by Mr. Roskind which are subject to performance or time-based vesting requirements or a lockup/claw-back agreement, (iv) 167,843 common shares held in trust in which Mr. Roskind is a beneficiary, (v) 10,219 common shares owned of record by The LCP Group, L.P., and (vi) 60,807 common shares held by Mr. Roskind’s wife, which Mr. Roskind disclaims beneficial ownership of except to the extent of his pecuniary interest.  A portion of the common shares held by Mr. Roskind, his wife and entities controlled by Mr. Roskind are held in margin accounts.  Does not include options to purchase common shares, which are not currently exercisable and are not expected to be exercisable within the next 60 days.

(4)         Includes (i) 316,829 common shares held directly by Mr. Rouse, (ii) 142,514 common shares held by Mr. Rouse which are subject to performance or time-based vesting requirements or a lockup/claw-back agreement, and (iv) 123,224 common shares held in trust in which Mr. Rouse is a beneficiary.  A portion of Mr. Rouse’s common shares are held in margin accounts. Does not include options to purchase common shares, which are not currently exercisable and are not expected to be exercisable within the next 60 days.

(5)         Includes (i) 211,569 common shares held directly by Mr. Eglin, (ii) 214,455 common shares held by Mr. Eglin which are subject to performance or time-based vesting requirements or a lockup/claw-back agreement, and (iii) 130,863 common shares held in trust in which Mr. Eglin is a beneficiary.  Does not include options to purchase common shares, which are not currently exercisable and are not expected to be exercisable within the next 60 days.

(6)         Includes (i) 27,019 common shares held directly by Mr. Carroll or as custodian, (ii) 120,108 common shares held by Mr. Carroll which are subject to performance or time-based vesting requirements or a lockup/claw-back agreement, and (iii) 210,361 common shares owned of record by Mr. Carroll’s wife, which Mr. Carroll disclaims beneficial ownership of.  Does not include options to purchase common shares, which are not currently exercisable and are not expected to be exercisable within the next 60 days.

(7)         Includes (i) 25,491 common shares held directly by Mr. Wood, (ii) 5,154 common shares held by Mr. Wood which are subject to time-based vesting requirements, and (iii) 5,600 common shares held in trust in which Mr. Wood is a beneficiary.  Does not include options to purchase common shares, which are not currently exercisable and are not expected to be exercisable within the next 60 days.

(8)         Includes (i) 21,496 common shares held directly by Mr. Bonventre, and (ii) 37,343 common shares held directly by Mr. Bonventre which are subject to performance or time-based vesting requirements.  Does not include options to purchase common shares, which are not currently exercisable and are not expected to be exercisable within the next 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our trustees, executive officers and beneficial owners of more than 10 percent of the total outstanding common shares to file initial reports of ownership and reports of changes in ownership of common shares and other equity securities with the SEC and the NYSE.  Trustees, executive officers and beneficial owners of more than 10 percent of the total outstanding common shares are required to furnish us with copies of all Section 16(a) forms they file.  Based on a review of the copies of such reports furnished to us and written representations from our trustees and executive officers, we believe that during the 2009 fiscal year our trustees, executive officers and beneficial owners of more than 10 percent of the total outstanding common shares complied with all Section 16(a) filing requirements applicable to them, with the exception of one late filing by each of E. Robert Roskind, Richard J. Rouse and Paul R. Wood.

PROPOSAL NO. 1
ELECTION OF TRUSTEES

Board of Trustees

Our Board of Trustees currently consists of 10 trustees.  In March 2010, the Nominating and Corporate Governance Committee recommended that the size of the Board of Trustees be reduced as a result of the reduction in the size of our asset base and as a cost-savings measure. Accordingly, Geoffrey Dohrmann, Carl D. Glickman and Richard J. Rouse have not been nominated for reelection.  In connection with the Annual Meeting, the size of our Board of Trustees will be reduced from 10 to seven members, and Mr. Glickman will become Trustee Emeritus. Our remaining seven trustees are nominated to be elected at the Annual Meeting with respect to which this proxy statement is being distributed.  Election of our trustees requires the affirmative vote of a majority of the votes at the Annual Meeting.

The seven nominees for trustee are E. Robert Roskind, T. Wilson Eglin, Clifford Broser, Harold First, Richard S. Frary, James Grosfeld and Kevin W. Lynch.  Each nominee has consented to being named in this proxy statement and to serve if elected.  Background information relating to the nominees for election appears below.

The enclosed proxy, if properly completed, signed, dated and returned, and any proxy properly authorized via Internet or telephone, unless withheld or a contrary vote is indicated, will be voted FOR the election of these seven nominees.  In the event any such nominee becomes unavailable for election, votes will be cast, pursuant to authority granted by the proxy, for such substitute nominee as may be designated by our Board of Trustees.  All trustees serve for a term of one year (or until our 2011 Annual Meeting of Shareholders or their earlier resignation or removal) and until their respective successors, if any, are elected.

The following information relates to the nominees for election as our trustees:

Name	Business Experience

E. ROBERT ROSKIND Age 65
Mr. Roskind again became our Chairman on March 20, 2008, after initially serving as our Chairman from October 1993 to December 31, 2006, our Co-Chief Executive Officer from October 1993 to January 2003 and our Co-Vice Chairman from December 31, 2006 to March 20, 2008. He founded The LCP Group, L.P., a real estate advisory firm, in 1973 and has been its chairman since 1976. Mr. Roskind also serves as chairman of Crescent Hotels and Resorts, an affiliate of The LCP Group L.P., and as a member of the board of directors of LCP Reit Advisors, the external advisor to LCP Investment Corporation, a Japanese real estate investment trust listed on the Tokyo Stock Exchange. Mr. Roskind is a member of the Executive Committee of Net Lease Strategic Assets Fund L.P. Mr. Roskind previously served on the boards of directors of LCP Investment Corporation and Clarion CMBS Value Fund, Inc. As our chairman and our founder, Mr. Roskind brings unparalleled experience in net-lease real estate investing to our Board of Trustees.

T. WILSON EGLIN Age 45
Mr. Eglin has served as our Chief Executive Officer since January 2003, our Chief Operating Officer since October 1993, our President since April 1996 and as a trustee since May 1994. He served as one of our Executive Vice Presidents from October 1993 to April 1996. Mr. Eglin is a member of the investment committee of Concord Debt Holdings LLC and the executive committee of Net Lease Strategic Assets Fund L.P. Mr. Eglin’s role as our Chief Executive Officer and his extensive experience in net-lease investing and operations and capital markets are primary among the many reasons why Mr. Eglin serves on our Board of Trustees.

CLIFFORD BROSER Age 49
Mr. Broser has served as a trustee since December 31, 2006.  Mr. Broser has been associated with Vornado, a diversified REIT, since 1989. Since 1997, Mr. Broser has been a senior vice president in Vornado’s acquisitions and capital markets group. Mr. Broser previously served on the board of directors of Newkirk Realty Trust, Inc. Mr. Broser’s knowledge of the assets acquired in our merger with Newkirk Realty Trust, Inc., general real estate investment knowledge and relationship with our largest shareholder are primary among the many reasons why Mr. Broser serves on our Board of Trustees.

HAROLD FIRST Age 73
Mr. First has served as a trustee since November 26, 2007. Mr. First has been a financial consultant since 1993. From December 1990 through January 1993, Mr. First served as Chief Financial Officer of Icahn Holding Corp., a privately held holding company. Mr. First is currently a director and chairman of the audit committee of American Railcar Industries, Inc. (NASDAQ: ARII), a member of the Audit Committee of Lex-Win Concord LLC and a director of WestPoint International Inc. Mr. First has served as a director of numerous public and private companies, including Panaco, Inc., GB Holdings Inc. (Sands Casino) and Newkirk Realty Trust, Inc. Mr. First is a certified public accountant. Mr. First’s extensive public accounting experience, including knowledge of GAAP and public company reporting requirements, and experience as a director and audit committee chair for numerous companies, including real estate investment companies, are primary among the reasons why Mr. First serves on our Board of Trustees.

RICHARD S. FRARY Age 62
Mr. Frary has served as a trustee since December 31, 2006. Mr. Frary has been the founding partner and majority shareholder of Tallwood Associates, Inc., a private real estate investment firm, since 1990 and a partner of Brookwood Financial Partners, L.P., a private equity firm that acquires real estate and invests in private companies, since 1993. He serves as a director of Nexus Research, Inc. and The John Hopkins University, where he is Vice Chairman and serves on the Executive Committee.  Mr. Frary previously served on the board of directors of Tarragon Corporation and Newkirk Realty Trust, Inc., both publicly traded real estate investment trusts and Beresford Inc., a real estate investment company. Mr. Frary’s extensive real estate investment and corporate finance experience and knowledge of the assets acquired in our merger with Newkirk Realty Trust, Inc. are primary among the many reasons why Mr. Frary serves on our Board of Trustees.

JAMES GROSFELD Age 72
Mr. Grosfeld has served as a trustee since November 2003.  He also serves as a director of BlackRock, Inc.  He has served on the advisory board of the Federal National Mortgage Association and as director of Copart, Inc., Interstate Bakeries Corporation, Addington Resources, Ramco-Gershenson Properties Trust and BlackRock Investors.  He was chairman and chief executive officer of Pulte Home Corporation from 1974 to 1990. Mr. Grosfeld’s extensive experience in corporate finance and his experience serving on numerous other public and private boards of directors are primary among the reasons why he serves on our Board of Trustees

KEVIN W. LYNCH Age 57
Mr. Lynch has served as a trustee from May 2003 to the present and from May 1996 to May 2000.  Mr. Lynch co-founded and has been a principal of The Townsend Group, a real estate consulting firm, since 1983. Mr. Lynch is a member of the Pension Real Estate Association and the National Council of Real Estate Investment Fiduciaries.  Since 1994, Mr. Lynch has been a director and a member of the audit committee and chairman of the corporate governance and nominating committee of the board of directors of First Industrial Realty Trust (NYSE: FR). Mr. Lynch is also currently on the advisory board for the European Institutional Real Estate Letter. Mr. Lynch’s extensive real estate consulting experience and experience within the real estate industry are primary among the reasons why he serves on our Board of Trustees.

MANAGEMENT AND CORPORATE GOVERNANCE

Our Board of Trustees

Our Board of Trustees held 10 meetings during the fiscal year ended December 31, 2009. Each trustee attended at least 75% of the aggregate of the total number of meetings of our Board of Trustees and all committees of the Board of Trustees on which he served.

Our Board of Trustees has determined that a majority of our trustees are “independent” as defined by the applicable listing standards of the NYSE.

We expect all trustees to attend each annual general meeting of shareholders, but from time to time other commitments prevent all trustees from attending each meeting.  All trustees that were trustees at such time attended, either in person or telephonically, the most recent annual meeting of shareholders, which was held on May 19, 2009.

Trustee Independence

Our Board of Trustees has adopted the following categorical standards for independence:

•       A trustee who is, or has been within the last three years, an employee of the Company, or whose immediate family member is, or has been within the last three years an executive officer, of the Company may not be deemed independent.  Employment as an interim Chairman, Chief Executive Officer or other executive officer will not disqualify a trustee from being considered independent following that employment.

•       A trustee who has received, or who has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than trustee and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent.  Compensation received by a trustee for former service as an interim Chairman, Chief Executive Officer or other executive officer and compensation received by an immediate family member for service as a non-executive employee of the Company will not be considered in determining independence under this test.

•       (A) A trustee who is, or whose immediate family member is, a current partner of a firm that is the Company’s internal or external auditor; (B) a trustee who is a current employee of such a firm; (C) a trustee who has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) a trustee who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time may not be deemed independent.

•       A trustee who is, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the time serves or served on that company’s compensation committee may not be deemed independent.

•       A trustee who is a current employee or general partner, or whose immediate family member is a current executive officer, general partner or significant equity holder (i.e., in excess of 10%) of an entity that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of such other entity’s consolidated gross revenues, may not be deemed independent.

•       A trustee who is, or whose immediate family member is, affiliated with or employed by a tax-exempt entity that received significant contributions (i.e., more than 2% of such entity’s consolidated gross revenues or more than $1,000,000 in a single fiscal year, whichever amount is lower) from the Company, any of its affiliates, any executive officer or any affiliate of an executive officer within the preceding twelve-month period may not be deemed independent, unless the contribution was approved in advance by the Board of Trustees.

For purposes of these categorical standards:

•       “affiliate” means any consolidated subsidiary of the Company and any other entity that controls, is controlled by or is under common control with the Company, as evidenced by the power to elect a majority of the board of directors or comparable governing body of such entity;

•       “executive officer” means an “officer” within the meaning of Rule 16a-1(f) under the Exchange Act; and

•       “immediate family” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.

Pursuant to our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee, on behalf of our Board of Trustees, undertook its annual review of trustee independence in the first quarter of 2010.  During this review, our Board of Trustees, in light of the categorical standards set forth above (which are also documented in our Corporate Governance Guidelines, which is available on our web site at www.lxp.com), considered transactions and relationships between each trustee or any member of his or her immediate family and us and our subsidiaries and affiliates, including those under “Certain Relationships and Related Transactions,” below.  Our Board of Trustees also considered whether there were any transactions or relationships between trustees or any member of his immediate family (or any entity of which a trustee or an immediate family member is an executive officer, general partner or significant equity holder) and members of our senior management or their affiliates.  The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with the determination that a trustee is independent.

As a result of this review, our Board of Trustees affirmatively determined that all of the trustees nominated for election at the Annual Meeting are independent of us and our management under applicable regulations and the standards set forth in our Corporate Governance Guidelines, with the exception of Messrs. Broser, Roskind and Eglin.  Messrs. Roskind and Eglin are not considered independent because of, among other things, their employment as executive officers of the Company.  Mr. Broser is not considered independent because he is a Senior Vice President of Vornado, a party to a Letter Agreement, among us and others, which, among other things, provides for indemnification of Vornado in certain situations.  See “Certain Relationships and Related Party Transactions,” below, for a description of the Letter Agreement.

As a result of the Board of Trustees’ affirmative determination, following the Annual Meeting, the Board of Trustees will consist of a majority of independent members.  Although a higher percentage of independent members is generally recommended by shareholder advisory firms, due to our size and the presence of a significant shareholder, the Board of Trustees determined that a smaller Board of Trustees with two representatives from management, one representative from a significant shareholder and four independent members was appropriate.

Committees of our Board of Trustees

Our Board of Trustees has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee.

Audit Committee.  The Audit Committee of our Board of Trustees was established in accordance with Section 10A-3 of the Exchange Act.  The principal functions of the Audit Committee are described below under the heading “Audit Committee Report” and are contained in a written charter, which we refer to as the Audit Committee Charter and is available on our web site at www.lxp.com. As of December 31, 2009, the Audit Committee members were Messrs. First (Chairperson) Dohrmann and Lynch. Following the Annual Meeting, the Audit Committee members will be Messrs. First (Chairperson), Frary and Lynch, each of whom were determined by our Board of Trustees to be “independent” as that term is used in applicable listing standards of the NYSE.  Our Board of Trustees has determined that Mr. First qualifies as an “Audit Committee Financial Expert” in accordance with Item 407(d)(5) of Regulation S-K and that Messrs. Frary and Lynch are, at a minimum, financially literate.

None of the current Audit Committee members serves on the audit committees of more than three publicly registered companies.  During the fiscal year ended December 31, 2009, the Audit Committee met nine times in-person and telephonically, including quarterly meetings with management, an internal audit consulting firm and our independent registered public accounting firm, to discuss matters concerning, among other matters, financial accounting matters, the audit of our consolidated financial statements for the year ended December 31, 2009, the adequacy of our internal controls over financial reporting, and internal audit matters.  In addition, at each quarterly in-person Board of Trustees meeting, the Chairman of the Audit Committee updated the Board of Trustees with respect to matters discussed at the Audit Committee meetings.

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.  In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval.  In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for the pre-approval of all auditing services and, to the extent permitted under applicable law, non-audit services to be provided to the Company by the independent registered public accounting firm engaged by the Company.  The Chairperson of the Audit Committee is delegated the authority to grant such pre-approvals. The decisions of the Chairperson to pre-approve any such activity are presented to the Audit Committee at its next scheduled meeting.  In accordance with the foregoing, the retention by management of the independent registered accounting firm engaged by the Company for tax consulting services for specific projects is pre-approved, provided, that the cost of any such retention does not exceed $20,000 and the annual cost of all such retentions does not exceed $50,000.

The Audit Committee previously adopted an Internal Audit Charter, which formalizes the internal audit function of the Company.  The Audit Committee retained J.H. Cohn LLP to provide internal audit assistance.

Report of the Audit Committee of our Board of Trustees

Management is responsible for our internal controls and financial reporting process.  The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and auditing our internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), which we refer to as PCAOB, and issuing a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.  The Audit Committee charter is designed to assist the Audit Committee in complying with applicable provisions of the Exchange Act, and the NYSE’s listing rules, all of which relate to corporate governance and many of which directly or indirectly affect the duties, powers and responsibilities of the Audit Committee.  Among the duties, powers and responsibilities of the Audit Committee as provided in the Audit Committee Charter, the Audit Committee:

•	has sole power and authority concerning the engagement and fees of independent registered public accounting firms,

•	reviews with the independent registered public accounting firm the scope of the annual audit and the audit procedures to be utilized,

•	pre-approves audit and permitted non-audit services provided by the independent registered public accounting firm,

•	reviews the independence of the independent registered public accounting firm,

•	reviews the adequacy of the Company’s internal accounting controls, and

•	reviews accounting, auditing and financial reporting matters with the Company’s independent registered public accounting firm and management.

In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2009 audited consolidated financial statements.  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380) as adopted by the PCAOB in Rule 3200T. The Audit Committee also received written disclosures and the letter from the independent registered public accounting firm as set forth in the applicable requirements of the PCAOB, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm referred to above, and the Audit Committee’s review of the representations of management, the Audit Committee recommended that our Board of Trustees include the December 31, 2009 audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on March 1, 2010.

Audit Committee of the Board of Trustees

Harold First, Chairperson
Geoffrey Dohrmann
Kevin W. Lynch

Compensation Committee.  The principal functions of the Compensation Committee are to determine the compensation for our executive officers and non-employee trustees and to administer and review our incentive compensation plans and are set forth in a written charter, which we refer to as the Compensation Committee Charter, which is available on our web site at www.lxp.com.  As of December 31, 2009, the Compensation Committee members were Messrs. Lynch (Chairperson), Frary and Grosfeld. Following the Annual Meeting, the Compensation Committee members will be Messrs. Frary (Chairperson), Lynch and Grosfeld, each of whom were determined by our Board of Trustees to be “independent” as defined by the applicable listing standards of the NYSE.  During the fiscal year ended December 31, 2009, the Compensation Committee met four times.  In addition, the full Board of Trustees discussed compensation matters at certain of its Board of Trustees meetings during the fiscal year ended December 31, 2009.

The Compensation Committee Charter reflects various responsibilities, and the Compensation Committee periodically reviews and revises its charter. To assist in carrying out its responsibilities, the Compensation Committee regularly receives reports and recommendations from our executive officers, including our Chief Executive Officer, and from an outside compensation consultant it selects and retains and, as appropriate, consults with its own legal or other advisors, all in accordance with the authority granted to the Compensation Committee Charter. During 2009, the Compensation Committee retained FPL Associates Compensation, a division of FPL Associates L.P., a nationally known executive compensation and benefits consulting firm, which we refer to as FPL, FPL was paid $30,603 in 2009 for these services. Other than review and advise with respect to Trustee compensation, FPL does not provide any non-executive compensation services for us. Management does not retain any executive compensation consultant.

The Compensation Committee has the authority to determine and approve the individual elements of total compensation paid to our executive officers and certain other senior officers.  The Compensation Committee reviews the performance and compensation of our executive officers, including the executive officers named in this proxy statement.  Our Chief Executive Officer annually assists in the review of the compensation of our other executive officers and certain other senior officers.  Our Chief Executive Officer makes recommendations with respect to salary adjustments and annual cash incentive opportunities, annual long-term incentive opportunities and any other long-term incentive awards to the Compensation Committee based on his review and on market data compiled by the compensation consultant or industry associations.

Report of the Compensation Committee of our Board of Trustees(1)

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to our Board of Trustees that the Compensation Discussion and Analysis be included in this proxy statement for the Annual Meeting.

Compensation Committee of the Board of Trustees

Kevin W. Lynch, Chairperson
Richard S. Frary
James Grosfeld
__________________
(1) Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, which we refer to as the Securities Act, or the Exchange Act, that might incorporate by reference this proxy statement or future filings made by us under those statutes, the Compensation Committee Report is not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

Nominating and Corporate Governance Committee.  The principal functions of the Nominating and Corporate Governance Committee are to identify individuals qualified to become trustees and/or executive officers, monitor corporate governance guidelines, lead the annual review of our Board of Trustees and make recommendations for service on all other committees and are set forth in a written charter, which we refer to as the Nominating and Corporate Governance Committee Charter, which is available on our web site at www.lxp.com.  As of December 31, 2009, the Nominating and Corporate Governance Committee members were Messrs. Frary (Chairperson), Dohrmann and Grosfeld. Following the Annual Meeting, the Nominating and Corporate Governance Committee members will be Messrs. Grosfeld (Chairperson), First and Frary, each of whom were determined by our Board of Trustees to be “independent” as defined by the applicable listing standards of the NYSE.  During the fiscal year ended December 31, 2009, the Nominating and Corporate Governance Committee met three  times.  In addition, the full Board of Trustees discussed nominating and corporate governance matters at certain of its Board of Trustees meetings during the fiscal year ended December 31, 2009.

Our Board of Trustees believes that the Nominating and Corporate Governance Committee is qualified and in the best position to identify, review, evaluate and select qualified candidates for membership on our Board of Trustees based on the criteria described in the next paragraph. Accordingly, the Nominating and Corporate Governance Committee does not currently intend to consider trustee nominations by shareholders.

In recommending candidates for membership on our Board of Trustees, the Nominating and Corporate Governance Committee’s assessment includes consideration of issues of judgment, diversity, age, expertise and experience.  The Nominating and Corporate Governance Committee believes that a diverse board is one that includes differences of viewpoints, professional experience, education, skill and other individual qualities and attributes that contribute to board heterogeneity. The Nominating and Corporate Governance Committee also considers other relevant factors as it deems appropriate.  Generally, qualified candidates for board membership should (i) demonstrate personal integrity and moral character, (ii) be willing to apply sound and independent business judgment for the long-term interests of shareholders, (iii) possess relevant business or professional experience, technical expertise or specialized skills, (iv) possess personality traits and background that appear to fit with those of the other trustees to produce a collegial and cooperative environment, (v) be responsive to our needs, and (vi) have the ability to commit sufficient time to effectively carry out the substantial duties of a trustee. After completing this evaluation and review, the Nominating and Corporate Governance Committee makes a recommendation to our Board of Trustees as to the persons who should be nominated by our Board of Trustees, and our Board of Trustees determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

To the extent there is a vacancy on our Board of Trustees, the Nominating and Corporate Governance Committee will either identify individuals qualified to become trustees through relationships with our trustees or executive officers or by engaging a third party.  We have not paid a third party to identify or evaluate or assist in identifying or evaluating potential nominees.

Executive Committee.  The principal function of the Executive Committee is to exercise the authority of our Board of Trustees regarding routine matters performed in the ordinary course of business.  As of December 31, 2009, the Executive Committee was comprised of Messrs. Glickman (Chairperson), Frary, Eglin and Roskind. Following the Annual Meeting, the Executive Committee members will be Messrs. Lynch (Chairman), Frary, Eglin and Roskind. Decisions of the Executive Committee must be unanimous. During the fiscal year ended December 31, 2009, the Executive Committee met two times.

Board Leadership Structure and Risk Oversight

Our board leadership structure currently consists of an independent Lead Trustee, an executive Chairman and a Chief Executive Officer. While we have separated the Chairman and Chief Executive Officer roles, both positions are held by executive officers. We believe that these positions are appropriate as our Chairman was also our founder and is active in our management. As a result of our Chairman and our Chief Executive Officer not being independent of us, our Board of Trustees determined that a Lead Trustee, who is independent, was necessary and appropriate. The Lead Trustee acts as a liason between the independent trustees and management and presides at all regularly-scheduled executive sessions of the non-management members or independent members of our Board of Trustees. As of December 31, 2009, Mr. Glickman was our Lead Trustee. Following the Annual Meeting, Mr. Lynch will be our Lead Trustee.

Risk is an integral part of the Board of Trustee and Committee deliberations throughout the year.  Management regularly performs, and reports to the Board of Trustees with respect to, a quarterly risk assessment as part of our risk management program.  The quarterly risk assessment assesses the critical risks we face (e.g., strategic, operational, financial, legal/regulatory and reputational), their relative magnitude and management’s actions to mitigate these risks.  In addition, the Audit Committee assists the Board of Trustees with the oversight of our risk management program, including its oversight of our internal audit function.

Shareholder Communications

Parties wishing to communicate directly with our Board of Trustees, an individual trustee, the Lead Trustee or the non-management members of our Board of Trustees as a group should address their inquires to our General Counsel by mail sent to our principal office located at One Penn Plaza, Suite 4015, New York, New York 10119-4015. The mailing envelope should contain a clear notification indicating that the enclosed letter is an “Interested Party/Shareholder-Board Communication,” “Interested Party/Shareholder-Trustee Communication,” “Interested Party/Shareholder-Lead Trustee Communication” or “Interested Party/Shareholder-Non-Management Trustee Communication,” as the case may be.

Periodic Reports, Code of Ethics, Committee Charters and Corporate Governance Guidelines

Our Internet address is www.lxp.com.  We make available free of charge through our web site our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such materials with the Securities and Exchange Commission. We also have made available on our web site copies of our current Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Code of Business Conduct and Ethics, and Corporate Governance Guidelines. In the event of any changes to these charters or the code or the guidelines, changed copies will also be made available on our web site.

You may request a copy of any of the documents referred to above, at no cost, by contacting us at the following address or telephone number:

Lexington Realty Trust
Attention: Investor Relations
One Penn Plaza, Suite 4015
New York, NY 10119-4015
(212) 692-7200

Certain Relationships and Related Transactions

We have adopted a written policy regarding the review, approval and ratification of any related party transaction. Under this policy, the Audit Committee or the Board of Trustees (consisting of all of the non-conflicted members) reviews the relevant facts and circumstances of each related party transaction, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, taking into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and the Audit Committee or the Board of Trustees (consisting of all of the non-conflicted members) either approves or disapproves the related party transaction. Any related party transaction will be consummated and continue only if the Audit Committee or the Board of Trustees (consisting of all of the non-conflicted members) has approved or ratified such transaction in accordance with the guidelines set forth in the policy. For purposes of our policy, a “Related Party” is: (1) any person who is, or at any time since the beginning of our last fiscal year was, one of our trustees or executive officers or a nominee to become one of our trustees; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any immediate family member of any of the foregoing persons, which means any spouse, child, stepchild, parent, stepparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law; and (4) any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner, principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest.

Certain of our trustees and executive officers have entered into an indemnification agreement with us.  Pursuant to these agreements, we agree to indemnify the trustee or executive officer who is a party to such an agreement against any and all judgments, penalties, fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by the trustee or executive officer or in a similar capacity for any other entity at our request.  These agreements include certain limitations on our obligations in certain circumstances, particularly in situations in which such indemnification is prohibited or limited by applicable law.

Mr. Broser is a Senior Vice President of Vornado.  Vornado is a party to a Letter Agreement, among us and others, which, among other things, restricts our activities and investments in a manner intended to facilitate and maintain our qualification as a REIT and to prevent our direct and indirect activities and asset holdings from having adverse tax consequences to Vornado and its affiliates. Among other things, these restrictions require that we may not, without Vornado's consent, hold, directly or indirectly:

•	securities in excess of specified thresholds other than:

o	equity interests in entities that are treated as partnerships or disregarded entities for federal income tax purposes;

o	stock of corporations for which an election to be a taxable REIT subsidiary will be made, or of entities qualifying as real estate investment trusts for federal income tax purposes;

o	securities that are treated as qualifying assets for purposes of the REIT 75% asset test; or

o	certain debt securities;

•	assets that are treated as inventory for federal income tax purposes; or

•	REMIC residual interests.

In addition, these restrictions require that we may not, without Vornado's consent, directly or indirectly:

•	provide services other than specified services to tenants of our properties other than through an independent contractor or through a taxable REIT subsidiary;

•	allow a taxable REIT subsidiary to operate or manage a health care facility or a hotel or similar facility; or

•	lease our properties to certain specified tenants.

If we breach these restrictions and, as a result, Vornado fails to qualify as a REIT or otherwise incurs liability for taxes, penalties or similar charges, we will be required to indemnify Vornado for all losses, liabilities, costs and expenses attributable to the breach, which may be substantial.

These restrictions will generally expire sixty business days following the date on which we notify Vornado that its aggregate ownership represents less than a 2% interest in us.

In addition, we lease our corporate headquarters from Vornado. The lease was entered into prior to our merger with Newkirk Realty Trust, Inc. and expires December 2015, with rent fixed at approximately $1.3 million per annum through December 2011 and will be adjusted to fair market value, as defined, thereafter. We are also responsible for our proportionate share of operating expenses and real estate taxes over a base year.

Charitable and Political Contributions

During 2009, we did not make any charitable contribution to any tax exempt organization in which any independent trustee serves as an executive officer. As a general policy, we do not make a charitable contribution unless there is an express business purpose. We did not make any direct political contributions during 2009, nor do we intend to make any direct political contributions during 2010.

Compensation Committee Interlocks and Insider Participation

As of December 31, 2009, the Compensation Committee consisted of Messrs. Lynch (Chairperson), Frary and Grosfeld.  None of Messrs. Lynch, Frary or Grosfeld is or has been one of our executive officers. Further, none of our executive officers has ever served as a member of the compensation committee or as a director of another entity whose executive officers served on our Compensation Committee or as a member of our Board of Trustees.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section discusses the compensation policies and programs for executive and senior officers, which includes our named executive officers.  The Compensation Committee administers the compensation policies and programs for our executive and senior officers and regularly reviews and approves our compensation strategy and principles to ensure that they are aligned with our business strategy and objectives, encourage high performance, promote accountability and assure that management’s interests are aligned with the interests of our shareholders. Our named executive officers consist of all of our executive officers with the exception of Paul R. Wood, our Vice President, Chief Accounting Officer and Secretary.

Overview of Executive Compensation Philosophy and Objectives.  In connection with the Compensation Committee’s responsibility of determining the compensation for our executive and senior officers, it believes that the compensation program should further both short-term and long-term business goals and strategies while enhancing shareholder value.  In keeping with this philosophy, the compensation program’s objectives are to:

•	further align the interests of our executive and senior officers with those of our shareholders;

•
strengthen the relationship between pay and performance by providing that almost all compensation other than base salary is entirely contingent (subject to review by the Compensation Committee) upon the level of success in meeting specified company performance goals so that there is a “pay for performance” compensation structure;

•	retain key members of management by providing non-vested compensation for past performance; and

•	retain and attract key members of management by awarding long-term incentives if we meet certain specified performance goals.

Base Salary. We were required to pay our named executive officers base salaries pursuant to their employment agreements, each of which provides for a minimum base salary. The Compensation Committee believes that base salaries provide our named executive officers with a degree of financial certainty and stability and are essential in attracting and retaining highly qualified individuals.  In establishing an initial base salary and in determining any increases to a base salary, the Compensation Committee considers (1) the scope of the individual’s responsibilities, (2) the individual’s past performance or experience, (3) competitive salaries (using the peer data provided by the independent compensation consultant), (4) our historical financial results, and (5) our anticipated financial performance.

Annual Cash Incentive Opportunity. The annual cash incentive opportunity is designed to supplement the cash compensation of our named executive officers so that it is competitive within our industry and properly rewards our named executive officers for their performance and their efforts in assisting us meet specified objectives.

Annual Long-Term Incentive Opportunity. The annual long-term incentive opportunity is designed to increase the ownership of us by our named executive officers, while motivating long-term performance, encouraging long-term dedication to us, and operating as a retention mechanism.

Determining the Amount of Each Element of Compensation.  The Compensation Committee reviews the performance of each of our executive and senior officers, including our Chief Executive Officer, on an annual basis.  The Compensation Committee considers, among other things, the individual’s performance, contribution to our performance and the scope of the individual’s responsibilities.  In addition, the Compensation Committee assesses our performance against annual objectives set forth in management’s business plan.  The Compensation Committee generally retains an independent compensation and benefits consultant and considers the results of compensation studies prepared for it by such consultant or industry and trade associations.

Our Compensation Committee seeks to pay our executive and senior officers competitive levels of compensation that best reflect their individual responsibilities and contributions to the Company and our performance, while providing incentives to achieve our business and financial goals.  While our Compensation Committee does not perform a formal internal pay equity study, our Compensation Committee retains the discretion to reduce certain payouts to our named executive officers, so that the payouts are aligned with individual responsibilities and contributions to the Company.

Our Chief Executive Officer annually assists in the review of the compensation of our executive and senior officers by making recommendations to the Compensation Committee based on his review of individual performance and market data compiled by the independent compensation consultant or industry and trade associations.

In 2009, to assist in its efforts to meet the objectives outlined above, the Compensation Committee retained FPL to provide general executive and senior officer compensation consulting services with respect to the determination of amounts under the 2009 executive compensation program and to respond to any Compensation Committee member’s questions and to management’s need for advice and counsel.  Such services included:

•	Management Data Collection:

o	reviewing historical pay philosophy and practices;

o	confirming the existing compensation philosophy; and

o	reviewing the Chief Executive Officer’s recommendations.

•	Compensation Guidance and Commentary:

o	providing initial thoughts and reactions to the Chief Executive Officer’s recommendations in light of then current market practices and performance;

o	providing thoughts and perspectives on the broader REIT market, from a compensation perspective, based on ongoing conversations with executives/board members and up-to-date compensation data; and

o	providing studies and recommendations regarding peer group data.

FPL, together with our Compensation Committee and our Chief Executive Officer, established two peer groups in 2009: (1) a REIT competitor-based peer group and (2) a size-based peer group.

•
Competitor Peer Group. This group consists of 12 public entities that are either (1) our competitors for property acquisitions and tenants in the single-tenant net-lease space, or (2) owners of a portfolio of diversified assets. The companies included in this peer group are as follows: CapLease, Inc.; Cousins Properties Incorporated; Duke Realty Corporation; Entertainment Properties Trust; Getty Realty Corp.; Kimco Realty Corporation; Liberty Property Trust; National Retail Properties, Inc.; NorthStar Realty Finance Corp.; PS Business Parks, Inc.; Realty Income Corporation; and W.P. Carey & Co. LLC.

•
Size Peer Group. This group consists of 15 public entities, which operate across multiple asset classes and are similar in size to our total capitalization taking into account our total capitalization on November 12, 2009 and December 31, 2008 and 2007. The companies included in this peer group are as follows: Acadia Realty Trust; Brandywire Realty Trust; BRE Properties, Inc.; Brookdale Senior Living, Inc.; CBL & Associates Properties, Inc; Colonial Properties Trust; Cousins Properties Incorporated; DCT Industrial Trust Inc.; Developers Diversified Realty Corporation; First Industrial Realty Trust, Inc.; LaSalle Hotel Properties; Mid-America Apartment Communities, Inc.; National Health Investors, Inc.; Post Properties, Inc. and PS Business Parks, Inc.

Following review of the Chief Executive Officer’s recommendations and the guidance provided by FPL, the Compensation Committee discussed, at length, the elements of the 2009 executive compensation program.  The Compensation Committee then determined the amounts to be paid under executive compensation program, which are set forth below under “Recap of 2009 Executive Compensation Program.”

In 2010, the Compensation Committee adopted a compensation program applicable to our executive and senior officers for 2010, the details of which are set forth below under “Elements of Compensation Program Applicable to Named Executive Officers for 2010.” In connection with this program, the Compensation Committee intends to arrange for FPL to update the peer group data prior to making any determinations with respect to payouts.

Companywide Retirement and Health and Welfare Benefits.  In addition to the executive compensation program outlined below, our named executive officers participate in retirement and health and welfare benefits that are available to all employees with no distinction made among any groups of employees other than as required by applicable tax rules.  A summary of these benefits follows:

•      Medical Insurance.  All full-time employees are eligible to be covered under our group health insurance policy.  We currently pay 60%, 70%, 80%, 90% or 95% of the premiums depending on employees’ base salary.  We pay 60% of premiums for all the named executive officers’ group health coverage, with the exception of Mr. Bonventre, for who we pay 70%.  We have the ability to change the percentage of premiums that we pay in our sole discretion.

•      Dental Insurance.  All full-time employees are covered under our group dental insurance policy.  We currently pay 100% of the premiums, but have the ability to change the percentage of premiums that we pay in our sole discretion.

•      Life and Accidental Death and Dismemberment.  All full-time employees are covered by our group life and accidental death and dismemberment policy.  The benefit is equal to two times base salary (excluding incentive compensation) to a maximum of $500,000.  We pay all premiums for this insurance.

•      Long-Term Disability Insurance.  All full-time employees are covered by our group long-term disability insurance policy.  The benefit is equal to 60% of pre-disability base salary (excluding incentive compensation), after a 90 day waiting period.  We pay all premiums for this insurance.

•      Short-Term Disability Insurance.  All full-time employees are covered by our group short-term disability insurance policy.  The benefit for the employees in our New York location (which include all of our executive officers) is equal to $170 per week, after a 7 day waiting period. The employees pay the premium for this insurance.

•      401(k) Plan.  All full-time employees 21 years of age and older are eligible to participate in our 401(k) Plan, which has a Roth 401(k) option.  Subject to vesting requirements, we currently match 100% of the first 1% of an employee’s base salary that is contributed to the 401(k) Plan through salary deferral.  In addition, at management’s discretion, a pro-rata contribution may be made at year end to each active member of the 401(k) Plan, which, together with the matching contribution has not and will not exceed 5% of each active member’s base salary.  Vesting of our contribution is based on years of service as follows: 1 year 25%, 2 years 50%, 3 years 75%, and 4 years 100%.

•      Transit Benefit.  We provide each full-time employee using public transit or paid parking to commute to work with a public transit benefit whereby such employees can use a portion of their pre-tax salary to pay for certain public transit or paid parking expenses.

•      Employee Stock Purchase Plan.  We maintain an employee stock purchase plan where full-time employees can invest in our common shares through payroll deductions on a quarterly basis at a 5% discount.  None of our named executive officers participated in our employee stock purchase plan during 2009.

•      Business Travel Insurance.  All exempt full-time employees are covered under our business travel insurance policy when traveling on company business. The benefit is 10 times annual base salary (excluding incentive compensation) up to $1.0 million.  All premiums are paid by us.

Executive Life Insurance Policies. In 2001, our Board of Trustees approved individual/portable term life insurance policies for all the named executive officers, with the exception of Mr. Bonventre, which are in addition to the benefits set forth above. We pay the premiums under these policies each year that the insured is one of our employees. The premiums for 2009 were: $1,314 for Mr. Eglin; $712 for Mr. Carroll; $2,112 for Mr. Roskind; and $2,727 for Mr. Rouse. Each policy provides for a maximum benefit of $700,000, with the exception of Mr. Rouse’s policy, which provides for a maximum benefit of $1.0 million, but Mr. Rouse pays the additional premium for the benefit over $700,000.

Recap of 2009 Executive Compensation Program. For the year ended December 31, 2009, the 2009 executive compensation program consisted of (1) base salary, (2) annual cash incentive opportunity, and (3) annual long-term incentive opportunity consisting of common share options.

Our named executive officers consist of T. Wilson Eglin, our Chief Executive Officer, President and Chief Operating Officer, Patrick Carroll, our Executive Vice President, Chief Financial Officer and Treasurer, E. Robert Roskind, our Chairman, Richard J. Rouse, our Vice Chairman and Chief Investment Officer, and Joseph S. Bonventre, our Executive Vice President and General Counsel. While Mr. Bonventre is a named executive officer, our Board of Trustees has determined that Mr. Bonventre is not an officer for purposes of Section 16 of the Securities Act. Mr. Bonventre joined us in 2004 as our Vice President and General Counsel. Mr. Bonventre was previously associated with the law firm of Paul, Hastings, Janofsky & Walker LLP.

Base Salary. Base salaries under the 2009 executive compensation program were as follows:

Named Executive Officer	2009 Base Salary
T. Wilson Eglin	$550,000
Patrick Carroll	$375,000
E. Robert Roskind	$450,000
Richard J. Rouse	$475,000
Joseph S. Bonventre	$235,000

Annual Cash Incentive Opportunity. The 2008 executive compensation program provided for an annual cash incentive opportunity of set percentages of base salary if a threshold, target or high level of pre-described financial metrics were met. As a result of meeting or exceeding certain of the pre-described financial metrics in 2008, despite a significant negative total return to shareholders, our named executive officers were entitled to what the Compensation Committee viewed as high levels of annual cash incentive awards.

In light of the economic environment and the total return to shareholders in 2008, the Compensation Committee used its discretion to reduce the overall annual cash incentive awards due to our named executive officers with respect to 2008. In an effort to avoid a similar situation in 2009 and due to the continued economic uncertainty and volatility in the capital markets, the Compensation Committee did not establish formal financial metrics for the 2009 executive compensation program and instead retained full discretion to award cash incentive compensation.

Following a discussion of recommendations by our Chief Executive Officer, which were reviewed and commented on by FPL, the Compensation Committee determined that the annual cash incentive awards would not exceed 50% of each named executive officer’s compensation and requested that our Chief Executive Officer recommend the appropriate level for each senior and executive officer in light of the performance of such named executive officer during 2009. Following a review of the recommendations by our Chief Executive Officer, the Compensation Committee granted the following annual cash incentive awards:

Name	2009 Annual Incentive Award (1)	2008 Annual Incentive Award (2)	Decrease from 2008 Annual Incentive Award	Percentage Decrease from 2008 Annual Incentive Award
T. Wilson Eglin	$275,000	$700,000	$425,000	60.7%
Patrick Carroll	$187,500	$510,000	$322,500	63.2%
E. Robert Roskind	$220,000	$440,000	$220,000	50.0%
Richard J. Rouse	$195,000	$460,000	$265,000	57.6%
Joseph S. Bonventre	$117,500	$290,000	$172,500	59.5%
(1)	100% in cash
(2)	50% in cash and 50% in performance based non-vested shares

Annual Long-Term Incentive Opportunity. Under the 2009 executive compensation program, the Compensation Committee retained full discretion to determine the type and amount of annual long-term incentive opportunity for each senior and executive officer, for the same reasons discussed above with respect to the annual cash incentive opportunity.

Our Chief Executive Officer did not recommend awards of non-vested shares as part of the 2009 executive compensation program, but instead recommended common share options with an exercise price equal to the grant date value that vest ratably over five years and have a 10 year term. The Compensation Committee determined to award common share options not to exceed 1% of the outstanding common shares as part of the 2009 executive compensation program and requested that our Chief Executive Officer recommend award amounts in light of the performance by each named executive officer during 2009. Following a review of our Chief Executive Officer’s recommendations, the Compensation Committee awarded the following common share options:

Name	Number of Common Shares Underlying 2009 Share Option Award (1)	Number of Common Shares Underlying Previously Granted 2008 Share Option Award (2)	Percentage Decrease from 2008 Share Option Award
T. Wilson Eglin	330,000	467,500	29.4%
Patrick Carroll	165,000	233,800	29.4%
E. Robert Roskind	200,000	289,900	31.0%
Richard J. Rouse	180,000	233,800	23.0%
Joseph S. Bonventre	95,000	148,000	35.8%

(1)
The share option awards (1) have an exercise price of $6.39 per share (the closing price of one of our common shares on the New York Stock Exchange on January 8, 2010, which was the grant date); and (2) vest 20% on December 31, 2010, 20% on December 31, 2011, 20% on December 31, 2012, 20% on December 31, 2013 and 20% on December 31, 2014; and (3) terminate on the earlier of (x) six months of termination of service and (y) December 31, 2019.

(2)	Subject to performance-based vesting. Number of underlying common shares not adjusted for share dividends during 2009 (1.126 per share adjustment).

Outperformance Program. During 2007, the Compensation Committee established the Lexington Realty Trust 2007 Outperformance Program, a long-term incentive compensation program that would have provided our executive and senior officers with a significant stake in our success if we outperformed other companies in the real estate industry over a period ended December 31, 2009. The performance metrics under this program were not met as of December 31, 2009 and no awards were made under this program.

Elements of Compensation Program Applicable to Named Executive Officers for 2010. The Compensation Committee retained FPL as its independent compensation consultant, to perform an analysis of our compensation practices for our executive and senior officers with those of our peers, and to make recommendations with respect to the compensation program applicable to our executive and senior officers for 2010.

Base Salary. Base salaries will remain unchanged from 2009:

Officer	Salary
T. Wilson Eglin	$550,000
Patrick Carroll	$375,000
E. Robert Roskind	$450,000
Richard J. Rouse	$475,000
Joseph S. Bonventre	$235,000

Annual Incentive Opportunity. The annual incentive opportunity will be a percentage of base salary ranging from 0% to 200% for the Chairman and Chief Executive Officer, 0% to 135% for the Chief Investment Officer, the Chief Financial Officer and the General Counsel, which are based upon FPL’s recommendations.

Officer	POOR	THRESHOLD	TARGET
T. Wilson Eglin	0%	100%	200%
Patrick Carroll	0%	100%	135%
E. Robert Roskind	0%	100%	200%
Richard J. Rouse	0%	65%	135%
Joseph S. Bonventre	0%	100%	135%

The Compensation Committee has retained the ability to award payments in excess of the percentages listed above if it determines that exceptional performance has been attained or if the amounts to be paid are not in line with market practices.

Fifty percent of the annual incentive opportunity will be determined with respect to subjective measures and the other 50% will be determined with respect to objective measures. Following determination, any award will be paid 50% in cash and 50% in non-vested common shares that vest ratably over a three-year period.

Subjective Measures. The following are the proposed subjective measures

Item	Eglin	Carroll	Roskind	Rouse	Bonventre
Litigation/Risk Management					✓
Compliance/ SEC Filings		✓			✓
Expense Control	✓	✓			✓
Property Management Company Operations		✓	✓	✓	✓
Leasing	✓		✓	✓
Dispositions	✓		✓	✓
Investments/Acquisition Souring	✓		✓	✓
Capital Allocation	✓		✓
Capital Markets	✓	✓			✓
Banking Relationships	✓	✓
Shareholder/Analyst Relations	✓	✓
Joint Venture Management		✓	✓	✓	✓
Joint Venture Development			✓	✓
Mentoring			✓	✓
Mortgage Finance		✓		✓

The Chief Executive Officer’s report and compensation recommendations will include a score for each officer based on the scale of POOR, THRESHOLD and TARGET. The ultimate determination of whether a subjective measurement is met and the appropriate weighting will be made by the Compensation Committee.

Potential payments for the subjective measurements are as follows:

Officer	POOR	THRESHOLD	TARGET
T. Wilson Eglin	$0	$275,000	$550,000
Patrick Carroll	$0	$187,500	$253,125
E. Robert Roskind	$0	$225,000	$450,000
Richard J. Rouse	$0	$154,375	$320,625
Joseph S. Bonventre	$0	$117,500	$158,625

Objective Measures. The following are the objective measures; three of which are based on transaction volume measured in dollars (dispositions, leverage reduction and debt maturity extensions) and two of which are based on shareholder return measured by percentage). The objective measurements were determined by the Compensation Committee and our Chief Executive Officer to be among the primary objectives of our current business plan.

	POOR	THRESHOLD	TARGET
Disposition Volume	$0	$100,000,000	$200,000,000
Leverage Reduction	$0	$100,000,000	$175,000,000
Debt Maturity Extension (1)	$0	$50,000,000	$100,000,000
Absolute Return	0%	8%	10%
Relative Return (2)	<0%	0%	2%

(1)	Three years or more.
(2)	Relative versus specified index.

The Compensation Committee will determine the appropriate weighting of each measurement for each named executive officer. The Compensation Committee will also have the right to modify the measurements to take into account unusual and nonrecurring items or if any potential payouts are inappropriate in light of other circumstances. In addition, FPL will provide updated peer group data in July 2010, as an additional market check.

Potential payments for the objective measurements are as follows:

Officer	POOR	THRESHOLD	TARGET
T. Wilson Eglin	$0	$275,000	$550,000
Patrick Carroll	$0	$187,500	$253,125
E. Robert Roskind	$0	$225,000	$450,000
Richard J. Rouse	$0	$154,375	$320,625
Joseph S. Bonventre	$0	$117,500	$158,625

The Compensation Committee also reviewed the impact of the 2010 Executive Compensation Plan on potential severance payments.

Summary Compensation Table.

The following table sets forth summary information concerning the compensation earned by our named executive officers for the fiscal years ended December 31, 2009, 2008 and 2007.

Name and Principal Position	Fiscal Year	Salary ($) (1)	Bonus ($) (1) (2)	Share Awards ($) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)

T. Wilson Eglin	2009	550,000	275,000	350,000	—	—	—	148,754	1,323,754
Chief Executive Officer,	2008	550,000	281,250	532,685	579,700	68,750	—	492,000	2,504,385
President and Chief	2007	550,000	206,250	—	—	618,750	—	244,059	1,619,059
Operating Officer

Patrick Carroll	2009	375,000	187,500	255,000	—	—	—	94,047	911,547
Chief Financial Officer,	2008	375,000	208,125	509,516	289,912	46,875	—	257,540	1,686,968
Treasurer and Executive	2007	360,000	135,000	—	—	405,000	—	123,897	1,023,897
Vice President

E. Robert Roskind	2009	450,000	220,000	220,000	—	—	—	83,360	973,360
Chairman	2008	450,000	163,750	302,927	359,476	56,250	—	221,904	1,554,307
	2007	450,000	—	—	—	393,000	—	108,606	951,606

Richard J. Rouse	2009	475,000	195,000	230,000	—	—	—	109,285	1,009,285
Vice Chairman and	2008	475,000	170,625	389,081	289,912	59,375	—	371,052	1,755,045
Chief Investment Officer	2007	475,000	—	—	—	505,000	—	188,580	1,168,580

Joseph S. Bonventre	2009	235,000	117,500	145,000	—	—	—	37,650	535,150
Executive Vice President	2008	235,000	127,375	214,914	183,520	17,625	—	44,865	823,299
and General Counsel	2007	205,833	44,250	—	—	213,750	—	28,116	491,949

(1)       The amounts shown include amounts earned but a portion of which may be deferred at the election of the officer under our 401(k) Plan.

(2)       The bonuses shown for 2007, 2008 and 2009 were paid in full in January 2008, January 2009 and January 2010, respectively.

(3)       Equals the aggregate grant date fair value of awards granted in the applicable year computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. The fair value of share awards is based on the closing price of the Company’s common shares on the date of grant (or, if the date of grant was not a trading day, the last trading day prior to the date of grant). The fair value of option awards is based on several factors as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 1, 2010 in Item 8 – Financial Statement and Supplementary Data, Note 17 – Benefit Plans. During 2007, no share awards were granted because awards with respect to the 2006 executive compensation program were granted on December 28, 2006. Share awards with respect to the 2007 executive compensation program were granted on January 8, 2008. Share awards with respect to the 2008 compensation program were granted on January 1, 2009, consist of a performance-based share award, and the number disclosed above represents the potential maximum grant date values of the share awards.

(4)       Bonuses and share awards for the fiscal year ended December 31, 2009 were not made pursuant to a non-equity incentive plan. See “Compensation Discussion and Analysis,” in the previous two years’ definitive proxy statements for a description of our non-equity incentive plans for the years ending December 31, 2008 and 2007.

(5)       Non-qualified deferred compensation consists solely of a trust established for the benefit of certain of our executive officers in which in previous years such persons had the option to place non-vested common share awards. Participant accounts only hold our common shares. Dividends on these shares are paid by us to the trust, which makes a corresponding distribution to the participant. Earnings on the participant accounts consist of dividends and increase in market value of the common shares in the trust. None of the earnings were above the market.

(6)       Amount represents: (1) dividends paid on non-vested common shares, (2) the dollar value of life insurance premiums paid by us during the applicable fiscal year with respect to portable life insurance policies for the life of the executive officer (excluding Joseph S. Bonventre), and (3) contributions by us to the executive officer’s account under our 401(k) Plan. The premiums paid by us under company sponsored health care insurance, dental insurance, long-term disability insurance and life insurance available to all employees, are excluded.  The following table details the 2009 other compensation amounts for each executive officer:

Executive	Dividends paid on non-vested common shares	Company-paid life insurance premiums	401(k) Company contributions	Total
T. Wilson Eglin	$135,690	$1,314	$11,750	$148,754
Patrick Carroll	$81,585	$712	$11,750	$94,047
E. Robert Roskind	$69,498	$2,112	$11,750	$83,360
Richard J. Rouse	$94,808	$2,727	$11,750	$109,285
Joseph S. Bonventre	$26,092	—	$11,558	$37,650

Grants of Plan-Based Awards

The following table sets forth summary information concerning all grants of plan-based awards made to the named executive officers during the fiscal year ended December 31, 2009.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards ($)			All Other Share Awards;	All Other Option Awards; Number of Shares Underlying	Exercise Price of	Grant Date Fair Value
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Number of Shares	Option Awards	Option Awards($)	of Share Awards ($)
T. Wilson Eglin	1/1/09	—	—	—	—	—	—	70,000	—	—	350,000
Patrick Carroll	1/1/09	—	—	—	—	—	—	51,000	—	—	255,000
E. Robert Roskind	1/1/09	—	—	—	—	—	—	44,000	—	—	220,000
Richard J. Rouse	1/1/09	—	—	—	—	—	—	46,000	—	—	230,000
Joseph S. Bonventre	1/1/09	—	—	—	—	—	—	29,000	—	—	145,000

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information concerning outstanding equity awards held by each of the named executive officers as of December 31, 2009.

	Option Awards						Share Awards
Name	Number of Securities underlying Unexercised Options (#) Exercisable	Number of Securities underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Exercise Date		Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
T. Wilson Eglin	—	526,405	526,405	5.60		(2)	32,216	(3)	195,873	163,495	(8)	994,050
Patrick Carroll	—	263,259	263,259	5.60		(2)	27,428	(4)	166,762	90,949	(9)	552,970
E. Robert Roskind	—	326,427	326,427	5.60		(2)	23,033	(5)	140,041	75,719	(10)	460,372
Richard J. Rouse	—	263,259	263,259	5.60		(2)	26,231	(6)	159,484	107,774	(11)	655,266
Joseph S. Bonventre	—	166,648	166,648	5.60		(2)	9,832	(7)	59,779	31,500	(12)	191,520

(1)       Market value has been calculated as the closing price of our common shares on the NYSE on December 31, 2009, which was $6.08 per share.

(2)       Common share options were granted on December 31, 2008. The common share options (i) have an exercise price of $5.60 per share, (ii) vest 50% following a 20-day trading period where the average closing price of a common share on the NYSE is $8.00 or higher and 50% following a 20-day trading period where the average closing price is $10.00 or higher, and (iii) expire 10 years from date of grant.

(3)       Consists of (i) 19,774 non-vested common shares granted on January 8, 2008, which vest in equal installments and vest in full by 2011; (ii) 12,442 non-vested common shares granted on December 28, 2006, which vest in equal installments and vest in full by 2012.

(4)       Consists of (i) 18,914 non-vested common shares granted on January 8, 2008, which vest in equal installments and vest in full by 2011; (ii) 8,514 non-vested common shares granted on December 28, 2006, which vest in equal installments and vest in full by 2012.

(5)       Consists of (i) 11,245 non-vested common shares granted on January 8, 2008, which vest in equal installments and vest in full by 2011; (ii) 11,788 non-vested common shares granted on December 28, 2006 which vest in equal installments and vest in full by 2012.

(6)       Consists of (i) 14,443 non-vested common shares granted on January 8, 2008, which vest in equal installments and vest in full by 2011; (ii) 11,788 non-vested common shares granted on December 28, 2006, which vest in equal installments and vest in full by 2012.

(7)       Consists of (i) 7,978 non-vested common shares granted on January 8, 2008, which vest in equal installments and vest in full by 2011; (ii) 1,854 non-vested common shares granted on December 28, 2006 which vest in equal installments and vest in full by 2012.

(8)       Consists of (i) 18,190 non-vested common shares granted on December 28, 2006, which vest in full on December 31, 2011, provided certain performance targets are met; (ii) 45,249 non-vested common shares granted on January 31, 2006, which vest in full on December 31, 2010, provided certain performance targets are met; (iii) 30,056 non-vested common shares granted on January 31, 2003, which vest in full when certain performance targets are met; and (iv) 70,000 non-vested common shares granted on January 1, 2009, which vest in full on December 31, 2013, provided certain performance targets are met.

(9)       Consists of (i) 6,821 non-vested common shares granted on December 28, 2006, which vest in full on December 31, 2011, provided certain performance targets are met; (ii) 18,100 non-vested common shares granted on January 31, 2006, which vest in full on December 31, 2010, provided certain performance targets are met; (iii) 15,028 non-vested common shares granted on January 31, 2003, which vest in full when certain performance targets are met; and (iv) 51,000 non-vested common shares granted on January 1, 2009, which vest in full on December 31, 2013, provided certain performance targets are met.

(10)     Consists of (i) 9,095 non-vested common shares granted on December 28, 2006, which vest in full on December 31, 2011, provided certain performance targets are met (ii) 22,624 non-vested common shares granted on January 31, 2006, which vest in full on December 31, 2010, provided certain performance targets are met; and (iii) 44,000 non-vested common shares granted on January 1, 2009, which vest in full on December 31, 2013, provided certain performance targets are met.

(11)     Consists of (i) 9,095 non-vested common shares granted on December 28, 2006, which vest in full on December 31, 2011, provided certain performance targets are met; (ii) 22,624 non-vested common shares granted on January 31, 2006, which vest in full on December 31, 2010, provided certain performance targets are met; (iii) 30,055 non-vested common shares granted on January 31, 2003, which vest in full when certain performance targets are met; and (iv) 46,000 non-vested common shares granted on January 1, 2009, which vest in full on December 31, 2013, provided certain performance targets are met.

(12)     Consists of (i) 2,500 non-vested common shares granted on December 28, 2006, which vest in full on December 31, 2011, provided certain performance targets are met; and (ii) 29,000 non-vested common shares granted on January 1, 2009, which vest in full on December 31, 2013, provided certain performance targets are met.

Option Exercises and Stock Vested

The following table sets forth summary information concerning option exercises and vesting of stock awards for each of the named executive officers during the year ended December 31, 2009. These equity awards include grants from January 1, 2006 through December 31, 2009.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
T. Wilson Eglin	—	—	16,107	(1)	91,095	(1)
Patrick Carroll	—	—	13,713	(2)	76,921	(2)
E. Robert Roskind	—	—	11,516	(3)	66,012	(3)
Richard J. Rouse	—	—	13,115	(4)	74,679	(4)
Joseph S. Bonventre	—	—	4,917	(5)	27,216	(5)

(1)       Represents (i) 9,886 common shares which vested on January 8, 2009 at a price of $5.42 per share, and (ii) 6,221 common shares which vested on December 28, 2009 at a price of $6.03 per share.

(2)       Represents (i) 9,456 common shares which vested on January 8, 2009 at a price of $5.42 per share, and (ii) 4,257 common shares which vested on December 28, 2009 at a price of $6.03 per share.

(3)       Represents (i) 5,622 common shares which vested on January 8, 2009 at a price of $5.42 per share, and (ii) 5,894 common shares which vested on December 28, 2009 at a price of $6.03 per share.

(4)       Represents (i) 7,221 common shares which vested on January 8, 2009 at a price of $5.42 per share, and (ii) 5,894 common shares which vested on December 28, 2009 at a price of $6.03 per share.

(5)       Represents (i) 3,989 common shares which vested on January 8, 2009 at a price of $5.42 per share, and (ii) 928 common shares which vested on December 28, 2009 at a price of $6.03 per share.

Pension Benefits

Other than our 401(k) Plan, which is discussed above, we do not provide any pension benefits to the named executive officers.

Non-Qualified Deferred Compensation

The following table sets forth summary information concerning non-qualified deferred compensation for each of the named executive officers during the year ended December 31, 2009. Non-qualified deferred compensation consists solely of a trust established for the benefit of certain of our executive officers in which in previous years such persons had the option to place non-vested common share awards. Participant accounts only hold our common shares. Dividends on these shares are paid by us to the trust, which makes a corresponding distribution to the participant. Earnings on the participant accounts consist of dividends paid and increase (decrease) in market value of the common shares in the trust. None of the earnings were above market.

Name	Executive Contributions in 2009	Registrants Contributions in 2009 ($)	Aggregate Earnings in 2009 ($)	Aggregate Withdrawals/ Distributions in 2009 ($)	Aggregate Balance at December 31, 2009 ($) (1)
T. Wilson Eglin	—	—	235,554	94,222	795,647
Patrick Carroll	—	—	—	—	—
E. Robert Roskind	—	—	302,118	120,847	1,020,486
Richard J. Rouse	—	—	221,803	88,721	749,207
Joseph S. Bonventre	—	—	—	—	—

(1)          In accordance with the trust agreements, distributions/withdrawals by T. Wilson Eglin of 83,402 common shares, by E. Robert Roskind of 108,559 common shares and by Richard J. Rouse of 79,466 common shares will occur on January 1, 2011 and complete distribution/withdrawal of each participant’s account will be made in the event of a change in control or termination of the named executive officer’s employment.

Potential Payments upon Termination or Change in Control

As of December 31, 2009, each of the named executive officers had the right to receive severance compensation upon the occurrence of certain events as specified in his employment agreement. On January 15, 2010, the employment agreements with each of the named executive officers, other than Mr. Bonventre, were replaced with new employment agreements. The term of Mr. Bonventre’s employment agreement expired on March 31, 2010 and was replaced with a severance policy applicable to executive officers without employment agreements. The terms of the new employment agreements and executive severance policy are described in this proxy statement. The employment agreements provide that the executive officer will be entitled to receive severance payments upon termination by us without “cause,” termination by the executive officer with “good reason” or termination resulting from a “change in control” of us. The executive severance policy provides that Mr. Bonventre will be entitled to receive severance payments upon a termination by us without “cause.”

Definitions of “Cause,” “Good Reason,”“Change in Control and “Disability.” “Cause” is defined as (A) the executive officer’s conviction of, plea of nolo contendere to, or written admission of the commission of, a felony (but not a traffic infraction or similar offense); (B) any breach by the executive officer of any material provision of the employment agreement; (C) any act by the executive officer involving moral turpitude, fraud or misrepresentation with respect to his duties for us or our affiliates; or (D) gross negligence or willful misconduct on the part of the executive officer in the performance of his duties as an employee, officer or member of us or our affiliates (that in only the case of gross negligence results in a material economic harm to us); subject to notice requirements.

“Good Reason” is defined as the occurrence of the following events without the executive officer’s written consent, subject to notice requirements: (A) a material reduction of the executive officer’s authority, duties and responsibilities, or the assignment to the executive officer of duties materially inconsistent with the executive officer’s position or positions with us; (B) a reduction in the executive officer’s rate of base salary; or (C) a breach by us of any material provision of the employment agreement.

“Change in control” is defined as:

(A) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (“Beneficial Ownership”) of 20% or more of either (i) our then outstanding common shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of our then outstanding voting securities entitled to vote generally in the election of trustees (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a “change in control”: (1) any acquisition directly from us, (2) any acquisition by us, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or any entity controlled by us or (4) any acquisition by any entity pursuant to a transaction which complies with subclauses (1), (2) and (3) of clause (C) below; or

(B) individuals who, as of the date the employment agreement, constitute our Board of Trustees (the “Incumbent Board”) cease for any reason to constitute at least a majority of our Board of Trustees; provided, however, that any individual becoming a trustee subsequent to the date hereof whose election, or nomination for election by our shareholders, was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of trustees or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than our Board of Trustees; or

(C) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the Persons who had Beneficial Ownership, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination, have Beneficial Ownership, of more than 50%, respectively, of our then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of our assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any of our employee benefit plans (or related trusts) or such entity resulting from such Business Combination) acquires Beneficial Ownership of 20% or more of, respectively, the then outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors or board of trustees, as the case may be, of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement with the successor or purchasing entity in respect of such Business Combination, or of the action of our Board of Trustees, providing for such Business Combination; or

(D) approval by our shareholders of a complete liquidation or dissolution of us.

“Disability” is defined as the mental or physical incapacity of the executive officer such that (A) he qualifies for long-term disability benefits under a Company-sponsored long-term disability policy or (B) the executive officer has been incapable as a result of illness, disease, mental or physical disability, disorder, infirmity, or impairment or similar cause of performing his essential duties and responsibilities for any period of 180 days (whether or not consecutive) in any consecutive 365 day period. Disability shall be determined by an approved medical doctor selected by us and the executive officer. If we cannot agree on a medical doctor, each party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

Severance Terms for Certain of the Named Executive Officers. If one of the named executive officers, other than Mr. Bonventre, is terminated (1) by the named executive officer for “good reason,” (2) by us without “cause,” or (3) by the named executive officer for “good reason” or us without “cause,” in either case within two years following a “change in control,” then, in each case, the named executive officer shall be entitled to receive the following:

•      any earned but unpaid base salary for the period prior to termination and any earned but unpaid bonuses, for prior periods which have ended at the time of such termination;

•      any rights to which he is entitled in accordance with any applicable plan or program provisions under any employee benefit plan, program or arrangement, fringe benefit or incentive plan;

•      a severance payment equal to two and one-half times for Mr. Eglin, and two times for each of Messrs. Carroll, Roskind and Rouse, the sum of: (x) the named executive officer’s base salary at termination and (y) the average of the last two annual cash incentive awards;

•      a pro-rata annual bonus determined by the number of days employed during the year of termination and the average of the last two annual cost incentive awards; and

•      continuation of medical, dental, disability, life insurance and other employee welfare benefits then provided to our senior executives for a period of two and one-half years for Mr. Eglin, and two years for each of Messrs. Carroll, Roskind and Rouse following the date of termination, or if the named executive officer is ineligible for such benefits, then a lump sum payment of the cash equivalent of the premiums or other contributions that we would otherwise pay to continue coverage.

Additionally, upon a termination of the named executive officer’s employment under the circumstances described above, (x) all non-vested time based long-term incentive awards and all non-vested but earned performance based long-term incentive awards shall accelerate, become fully earned and vested, and (y) the end of the performance period for all non-vested but unearned performance based long-term incentive awards shall be the date of such termination and a pro rata amount of any of such awards then deemed to be earned awards (determined by the number of completed days of the performance period for such award divided by the total number of days in such performance period) shall accelerate, become fully earned and vested; provided, that all unexercised share option awards shall terminate within six months of such termination of employment.

The severance payments under the new employment agreements represent a significant reduction in the amount of severance payments that would have been payable under the previous employment agreements due to the elimination of (1) a high multiple for all named executive officers, (2) the long-term incentive award component of the severance formula, (3) vesting of all non-vested performance-based awards regardless of whether the performance targets were met, and (4) a "gross-up" of the severance payment to cover the excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, on the benefits, thereby providing such benefits to the employee on a net basis, after payment of excise tax.

If the named executive officer’s employment is terminated on account of death or “disability,” the named executive officer or his estate or designated beneficiaries shall be entitled to receive the following:

•      any earned but unpaid base salary for the period prior to termination and any earned but unpaid bonuses, for prior periods which have ended at the time of such termination;

•      any rights to which he is entitled in accordance with any applicable plan or program provisions under any employee benefit plan, program or arrangement, fringe benefit or incentive plan;

•      a severance payment equal to one times the named executive officer’s base salary at termination;

•      a pro-rata annual bonus determined by the number of days employed during the year of termination and the average of the last two annual cost incentive awards; and

•      continuation of group health plan then provided to our senior executives for a period of two and one half years for Mr. Eglin, and two years for each of Messrs. Carroll, Roskind and Rouse, following the date of termination, or if the named executive officer is ineligible for such group health plan, then a lump sum payment of the cash equivalent of the premiums or other contributions that we would otherwise pay to continue coverage.

Additionally, upon a termination of the named executive officer’s employment under the circumstances described above, (x) all non-vested time based long-term incentive awards and all non-vested but earned performance based long-term incentive awards shall accelerate, become fully earned and vested, and (y) the end of the performance period for all non-vested but unearned performance based long-term incentive awards shall be the date of such termination and a pro rata amount of any of such awards then deemed to be earned awards (determined by the number of completed days of the performance period for such award divided by the total number of days in such performance period) shall accelerate, become fully earned and vested; provided, that all unexercised share option awards shall terminate within six months of such termination of employment.

If the named executive officer’s employment is terminated by us for “cause” or by the named executive officer without “good reason,” the named executive officer shall be entitled to receive the following:

•      any earned but unpaid base salary for the period prior to termination and any earned but unpaid bonuses, for prior periods which have ended at the time of such termination; and

•      any rights to which he is entitled in accordance with any applicable plan or program provisions under any employee benefit plan, program or arrangement, fringe benefit or incentive plan.

With the exception of E. Robert Roskind’s employment agreement, the employment agreements with the named executive officers provide that the named executive officer will serve us faithfully and to the best of his ability and will devote substantially all of his business time, energy, experience and talents to our business and the business of our affiliates. This restriction does not prevent the named executive officer from managing his personal or family investments, or serving on civic or charitable boards or committees, so long as any such activities do not interfere with the performance of the named executive officer’s responsibilities as one of our employees. Mr. Roskind’s employment agreement permits Mr. Roskind to spend approximately one third of his business time on the affairs of The LCP Group L.P. and its affiliates; however, Mr. Roskind must prioritize his business time to address our needs ahead of The LCP Group L.P.

Severance Terms for Mr. Bonventre. Under our executive severance policy, if Mr. Bonventre is terminated by us without “cause,” then Mr. Bonventre shall be entitled to receive the following:

•      any earned but unpaid base salary for the period prior to termination and any earned but unpaid bonuses, for prior periods which have ended at the time of such termination;

•      any rights to which he is entitled in accordance with any applicable plan or program provisions under any employee benefit plan, program or arrangement, fringe benefit or incentive plan;

•      a severance payment equal to one times: (x) his base salary at termination and (y) the average of his last two annual cash incentive awards;

•      a pro-rata annual bonus determined by the number of days employed during the year of termination and the average of the last two annual cost incentive awards; and

•      continuation of medical, dental, disability, life insurance and other employee welfare benefits then provided to our senior executives for a period of one year following the date of termination, or if he is ineligible for such benefits, then a lump sum payment of the cash equivalent of the premiums or other contributions that we would otherwise pay to continue coverage.

Additionally, upon a termination of the named executive officer’s employment under the circumstances described above, (x) all non-vested time based long-term incentive awards and all non-vested but earned performance based long-term incentive awards shall accelerate, become fully earned and vested, and (y) the end of the performance period for all non-vested but unearned performance based long-term incentive awards shall be the date of such termination and a pro rata amount of any of such awards then deemed to be earned awards (determined by the number of completed days of the performance period for such award divided by the total number of days in such performance period) shall accelerate, become fully earned and vested; provided, that all unexercised share option awards shall terminate within six months of such termination of employment.

Review and Analysis of the Need for Termination and Change-in-Control Arrangements. The current terms of the employment agreements with Messrs. Eglin, Carroll, Roskind and Rouse expire on January 15, 2012. The employment agreements do not automatically renew. Prior to the expiration of the terms of the employment agreements, our Compensation Committee intends to analyze and reassess all of the termination and change-in-control arrangements to determine whether they are necessary and appropriate at such time and considering each executive officer’s circumstances.

In 2009, the Compensation Committee determined not to allow the previous employment agreements to automatically renew. After short-term extensions of the then existing employment agreements and prior to sending notices of non-renewal, the Compensation Committee and our named executive officers, other than Mr. Bonventre, came to agreement on the terms of the new employment agreements.

The new employment agreements represent a significant reduction in the amount of severance payments that would have been paid to the named executive officers under the previous employment agreements. The Compensation Committee determined that, in light of the current economic environment and our performance, the reduction was necessary.

Termination Scenario Tables

The tables below estimate the payments and benefits to each of the named executive officers assuming they were terminated on December 31, 2009, assuming the new employment agreements were, or with respect to Mr. Bonventre, the executive severance policy was, in effect at that time. Continuation of benefits, which may be paid monthly if the named executive officer is eligible for continued coverage under such plans, are assumed to be paid by a lump-sum payment at termination.

T. Wilson Eglin	Without Cause or With Good Reason	Without Cause or With Good Reason, in either case within six months of a Change in Control	Death or Disability	With Cause or Without Good Reason
Base salary portion of severance payment (1)	$1,375,000	$1,375,000	$550,000	—
Bonus portion of severance payment (2)	781,250	781,250	—	—
Welfare benefits (3)	44,990	44,990	—	—
Group health care benefits (3)	—	—	41,553	—
Value of accelerated equity awards (4)	413,160	413,160	413,160	—
Total Payments and Benefits	$2,614,400	$2,614,400	$1,004,713	—

(1)   Base salary portion of severance payment equals two and one half times the base salary, which is currently, and at December 31, 2009 was, $550,000.
(2)   Bonus portion of severance payment equals two and one half times the average of the last two annual cash incentive awards, which were (x) $350,000 paid in 2009 and (y) $275,000 paid in 2010. Excludes any pro rata bonus.
(3)   Based on annualized December 2009 premium.
(4)   Based on the closing price of our common shares on the NYSE on December 31, 2009, of $6.08 per share. Consists of (i) $195,873 respectively, 32,216 non-vested common shares subject to time-based vesting and (ii) $217,287 representing 35,738 non-vested common shares subject to performance-based vesting that were earned as of December 31, 2009. Excludes non-vested share options because performance-based vesting conditions were not met as of December 31, 2009.

Patrick Carroll	Without Cause or With Good Reason	Without Cause or With Good Reason, in either case within six months of a Change in Control	Death or Disability	With Cause or Without Good Reason
Base salary portion of severance payment (1)	$750,000	$750,000	$375,000	—
Bonus portion of severance payment (2)	442,500	442,500	—	—
Welfare benefits (3)	35,992	35,992	—	—
Group health care benefits (3)	—	—	33,242	—
Value of accelerated equity awards (4)	281,090	281,090	281,090	—
Total Payments and Benefits	$1,509,582	$1,509,582	$689,332	—

(1)   Base salary portion of severance payment equals two times the base salary, which is currently, and at December 31, 2009 was, $375,000.
(2)   Bonus portion of severance payment equals two times the average of the last two annual cash incentive awards, which were (x) $255,000 paid in 2009 and (y) $187,500 paid in 2010. Excludes any pro rata bonus.
(3)   Based on annualized December 2009 premium.
(4)   Based on the closing price of our common shares on the NYSE on December 31, 2009, of $6.08 per share. Consists of (i) $166,762 representing 27,428 non-vested common shares subject to time-based vesting and (ii) $114,328 representing 18,804 non-vested common shares subject to performance-based vesting that were earned as of December 31, 2009. Excludes non-vested share options because performance-based vesting conditions were not met as of December 31, 2009.

E. Robert Roskind	Without Cause or With Good Reason	Without Cause or With Good Reason, in either case within six months of a Change in Control	Death or Disability	With Cause or Without Good Reason
Base salary portion of severance payment (1)	$900,000	$900,000	$450,000	—
Bonus portion of severance payment (2)	440,000	440,000	—	—
Welfare benefits (3)	25,658	25,658	—	—
Group health care benefits (3)	—	—	22,908	—
Value of accelerated equity awards (4)	259,629	259,629	259,629	—
Total Payments and Benefits	$1,625,287	$1,625,287	$732,537	—

(1)   Base salary portion of severance payment equals two times the base salary, which is currently, and at December 31, 2009 was, $450,000.
(2)   Bonus portion of severance payment equals two times the average of the last two annual cash incentive awards, which were (x) $220,000 paid in 2009 and (y) $220,000 paid in 2010. Excludes any pro rata bonus.
(3)   Based on annualized December 2009 premium.
(4)   Based on the closing price of our common shares on the NYSE on December 31, 2009, of $6.08 per share. Consists of (i) $140,041 representing 23,033 non-vested common shares subject to time-based vesting and (ii) $119,588 representing 19,669 non-vested common shares subject to performance-based vesting that were carried as of December 31, 2009. Excludes non-vested share options granted on December 31, 2009.

Richard J. Rouse	Without Cause or With Good Reason	Without Cause or With Good Reason, in either case within six months of a Change in Control	Death or Disability	With Cause or Without Good Reason
Base salary portion of severance payment (1)	$950,000	$950,000	$475,000	—
Bonus portion of severance payment (2)	425,000	425,000	—	—
Welfare benefits (3)	25,658	25,658	—	—
Group health care benefits (3)	—	—	22,908	—
Value of accelerated equity awards (4)	281,504	281,504	281,504	—
Total Payments and Benefits	$1,682,162	$1,682,162	$779,412	—

(1)   Base salary portion of severance payment equals two times the base salary, which is currently, and at December 31, 2009 was, $475,000.
(2)   Bonus portion of severance payment equals two times the average of the last two annual cash incentive awards, which were (x) $230,000 paid in 2009 and (y) $195,000 paid in 2010. Excludes any pro rata bonus.
(3)   Based on annualized December 2009 premium.
(4)   Based on the closing price of our common shares on the NYSE on December 31, 2009, of $6.08 per share. Consists of (i) $159,484 representing 26,231 non-vested common shares subject to time-based vesting and (ii) $122,020 representing 20,069 non-vested common shares subject to performance-based vesting that were earned as of December 31, 2009. Excludes non-vested share options because of performance-based vesting conditions were not met as of December 31, 2009.

Joseph S. Bonventre	Without Cause (1)	Without Cause within six months of a Change in Control (1)	Death or Disability	With Cause or Without Good Reason
Base salary portion of severance payment (2)	$235,000	$235,000	—	—
Bonus portion of severance payment (3)	131,250	131,250	—	—
Welfare benefits (4)	17,915	17,915	—	—
Group health care benefits (4)	—	—	—	—
Value of accelerated equity awards (5)	98,083	98,083	—	—
Total Payments and Benefits	$482,248	$482,248	—	—

(1)   Mr. Bonventre is not entitled to any severance payment under our executive severance policy if he terminates his employment for good reason.
(2)   Base salary portion of severance payment equals one times the base salary, which is currently, and at December 31, 2009 was, $235,000.
(3)   Bonus portion of severance payment equals one times the average of the last two annual cash incentive awards, which were (x) $145,000 paid in 2009 and (y) $117,500 paid in 2010. Excludes any pro rata bonus.
(4)   Based on annualized December 2009 premium.
(5)   Based on the closing price of our common shares on the NYSE on December 31, 2009, of $6.08 per share. Consists of (i) $59,779 representing 9,832 non-vested common shares subject to time-based vesting and (ii) $38,304 representing 6,300 non-vested common shares subject to performance-based vesting that were earned as of December 31, 2009. Excludes non-vested share options because performance-based vesting conditions were not met as of December 31, 2009.

Risks of Compensation Policies and Practices

We believe that there may be certain risks with respect to our compensation policies and practices for our executive and senior officers because of the presence of objective measurements and an officer’s desire to achieve certain of these objective measurements, which taken individually, may not be in the best interests of our shareholders. To mitigate these risks, the Compensation Committee has retained the discretion to adjust the measurements and as a result, any actual payout, in the event of unusual or unanticipated events. As a result, we do not believe that these risks are reasonably likely to have a material adverse effect on us.

We also believe that there may be risks involved in the potential severance payments under the executive employment agreements, including deterring a change in control of us. However, we believe that the current terms of the executive employment agreement are more favorable to us than current market practice. In addition, we believe that the executive employment agreements motivate our executive officers. As a result, we do not believe that these risks are reasonably likely to have a material adverse effect on us.

Trustee Compensation

None of our officers receive or will receive any compensation for serving as a member of our Board of Trustees or any of its committees. Our trustees received the following aggregate amounts of compensation for the year ended December 31, 2009.

Name and Principal Position	Fees Earned or paid in cash ($)	Share Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Clifford Broser	23,500	82,000	—	—	—	—	105,500

Geoffrey Dohrmann	46,000	66,000	—	—	—	—	112,000

Carl D. Glickman	15,000	112,000	—	—	—	—	127,000

James Grosfeld	24,000	82,000	—	—	—	—	106,000

Harold First	47,750	90,750	—	—	—	—	138,500

Richard S. Frary	33,500	87,000	—	—	—	—	120,500

Kevin W. Lynch	25,000	102,000	—	—	—	—	127,000

Historically, the Compensation Committee has retained an independent consultant, to make recommendations with respect to Board of Trustees compensation practices. After receiving input from our Chief Executive Officer, the Compensation Committee modified the structure of Trustee compensation for 2010, which now consists of an annual retainer of $100,000 for each non-employee Trustee with the exception of a $117,500 annual retainer for the Chairperson of the Audit Committee. The retainer will be paid quarterly in arrears and at least 50% of the quarterly amount must be taken in common shares based on the average closing price over the applicable quarter.

Any initial equity award for a newly appointed or elected trustee will be decided by the Compensation Committee on a case-by-case basis. Unlike in past years, non-employee Trustees no longer receive fees for attendance at individual Board of Trustee or committee meetings.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Trustees will make a decision with respect to the engagement of an independent registered public accounting firm for the year ending December 31, 2010 at a meeting of the full Board of Trustees, which is expected to take place during our second fiscal quarter. KPMG LLP and its predecessors have been our independent registered public accounting firm since 1993.

Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of KPMG LLP for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the Audit Committee in its discretion may appoint an alternative independent registered public accounting firm if it deems such action appropriate. If the Audit Committee’s selection is not ratified by the shareholders, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.

KPMG LLP was engaged to perform the annual audit of our consolidated financial statements for the calendar year ended December 31, 2009. There are no affiliations between us and KPMG LLP’s partners, associates or employees, other than as pertaining to KPMG LLP’s engagement as our independent registered public accounting firm. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for each of 2009 and 2008, and fees billed for other services rendered by KPMG LLP.

	2009		2008
Audit fees (accrual basis)	$991,572		$1,733,242
Audit-related fees (cash basis)	332,300	(1)	594,663	(2)
Total audit and audit related fees	$1,323,872		$2,327,905
Tax fees (cash basis) (3)	$145,000		$242,200
All other fees	1,633	(4)	1,626	(4)
Total fees	$1,470,505		$2,571,731

(1)   2009 audit-related fees include services rendered relating to review of registration statements, issuance of consent and comfort letters and the audit of a joint venture.
(2)   2008 audit–related fees include services rendered relating to review of registration statements, issuance of consents and comfort letters, and audits of The Lexington Master Limited Partnership and a joint venture.
(3)   Tax fees during 2009 consisted of fees for tax compliance and preparation services for us, and during 2008, us and Lexington Strategic Asset Corp.
(4)   Relates to a licensing fee paid by the Company to KPMG for accounting research software.

The Audit Committee has determined that the non-audit services provided by the independent registered public accounting firm are compatible with maintaining the accounting firm’s independence. The percentage of services set forth above in the categories “Audit-related fees,” “Tax fees” and “All other fees” that were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of the Exchange Act (relating to the approval of non-audit services after the fact but before completion of the audit) was 0%.

The Audit Committee of the Board of Trustees must pre-approve the audit and non-audit services performed by our independent registered public accounting firm, and has adopted appropriate policies in this regard. With regard to fees, annually, the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the fiscal year. Upon the Audit Committee’s acceptance of and agreement to the engagement letter, the services within the scope of the proposed audit services are deemed pre-approved pursuant to this policy. The Audit Committee must pre-approve any change in the scope of the audit services to be performed by the independent registered public accounting firm and any change in fees relating to any such change. Specific audit-related services and tax services are pre-approved by the Audit Committee, subject to limitation on the dollar amount of such fees, which dollar amount is established annually by the Audit Committee. Services not specifically identified and described within the categories of audit services, audit-related services and tax services must be expressly pre-approved by the Audit Committee prior to us engaging any such services, regardless of the amount of the fees involved. The Chairperson of the Audit Committee is delegated the authority to grant such pre-approvals. The decisions of the Chairperson to pre-approve any such activity shall be presented to the Audit Committee at its next scheduled meeting. In accordance with the foregoing, the retention by management of our independent registered public accounting firm for tax consulting services for specific projects is pre-approved, provided, that the cost of any such retention does not exceed $20,000 and the annual cost of all such retentions does not exceed $50,000. The Audit Committee does not delegate to management its responsibilities to pre-approve services to be performed by our independent registered public accounting firm.

Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

The Board of Trustees recommends that Shareholders vote FOR Proposal No. 2.

PROPOSAL NO. 3
OTHER MATTERS

The Board of Trustees is not aware of any business to come before the Annual Meeting other than the election of trustees and the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. However, if any other matters should properly come before the Annual Meeting, including matters relating to the conduct of the Annual Meeting, it is intended that proxies in the accompanying form or as authorized via the Internet or telephone will be voted in respect thereof in accordance with the discretion of the person or persons voting the proxies.

The Board of Trustees recommends that Shareholders vote FOR Proposal No. 3.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

ITEM 1. ELECTION OF TRUSTEES

Nominees:            WITHHOLD
                  FOR ALL                 FOR ALL
           (except as indicated
         to the contrary below)
01 E. Robert Roskind 02 T. Wilson Eglin 03 Clifford Broser 04 Harold First 05 Richard S. Frary 06 James Grosfeld 07 Kevin W. Lynch	☐	☐

For all, except for the nominees you list below: (write that nominee's name in the space provided below.)

ITEM 2. TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2010.

FOR	AGAINST	ABSTAIN

☐	☐	☐

ITEM 3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2010 ANNUAL MEETING, INCLUDING ANY ADJOURNMENT OR POSTPONEMENT THEROF.

FOR	AGAINST	ABSTAIN

☐	☐	☐

Signature: _____________________	Signature: _____________________	Date: _______

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone proxy authorization is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www. proxyvoting.com/lxp Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To authorize your proxy to vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinksm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/sharehowner/isd where step-by step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement on the Internet at: http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=103128&GKP=202728.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF
LEXINGTON REALTY TRUST

The undersigned shareholder of Lexington Realty Trust hereby appoints Joseph S. Bonventre and Paul R. Wood, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Lexington Realty Trust which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2010 Annual Meeting of Shareholders of the Trust to be held at the New York offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022 at 10:00 a.m. Eastern time on Tuesday, May 18, 2010, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

(Continued and to be marked, dated and signed, on the other side)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 18, 2010 – The proxy statement and the Annual Report to Shareholders are available at http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=103128&GKP=202728.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your Lexington Realty Trust account online.

Access your Lexington Realty Trust shareholder/stockholder account online via Investor ServiceDirect® (ISD).

The Transfer Agent for Lexington Realty Trust now makes it easy and convenient to get current information on your shareholder account.

o	View account status	o	View payment history for dividends
o	View certificate history	o	Make address changes
o	View book-entry information	o	Obtain a duplicate 1099 tax form
		o	Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd
Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time